Exhibit 99.1

DOMINO’S PIZZA MASTER ISSUER LLC, DOMINO’S IP HOLDER LLC, DOMINO’S PIZZA

DISTRIBUTION LLC, DOMINO’S PROGRESSIVE FOODS DISTRIBUTION LLC AND DOMINO’S SPV

CANADIAN HOLDING COMPANY INC.

SERIES 2025-1 4.930% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-I

SERIES 2025-1 5.217% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-II

PURCHASE AGREEMENT

August 12, 2025

BARCLAYS CAPITAL INC.

745 Seventh Avenue, 5th Floor

New York, New York 10019

GUGGENHEIM SECURITIES, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Domino’s Pizza Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), Domino’s Pizza Distribution LLC, a Delaware limited liability company (the “Domestic Supply Chain Holder”), Domino’s Progressive Foods Distribution LLC, a Delaware limited liability company (the “PFS Domestic Supply Chain Holder”), Domino’s IP Holder LLC, a Delaware limited liability company (the “IP Holder”), and Domino’s SPV Canadian Holding Company Inc., a Delaware corporation (“SPV Canadian Holdco” and, together with the Master Issuer, the Domestic Supply Chain Holder, PFS Domestic Supply Chain Holder, and the IP Holder, the “Co-Issuers”), propose, upon the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), two tranches of senior secured notes, (i) the Series 2025-1 4.930% Fixed Rate Senior Secured Notes, Class A-2-I Notes (the “Series 2025-1 Class A-2-I Notes”) in an aggregate principal amount of $500,000,000 and (ii) the Series 2025-1 5.217% Fixed Rate Senior Secured Notes, Class A-2-II Notes (the “Series 2025-1 Class A-2-II Notes” and, together with the Series 2025-1 Class A-2-I Notes, the “Series 2025-1 Class A-2 Notes” or the “Offered Notes”) in an aggregate principal amount of $500,000,000.

The Offered Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and (ii) are to be issued pursuant to the Amended and Restated Base Indenture, dated as of March 15, 2012 (the “Base Indenture”), and the Series 2025-1 Supplement thereto, to be dated on or about September 5, 2025 (the “Series 2025-1 Supplement” and, together with the Base Indenture, the Series 2017-1 Supplement thereto, dated as of July 24, 2017, the Series 2018-1 Supplement thereto, dated as of April 24, 2018, the Series 2019-1 Supplement thereto, dated as of November 19, 2019, and the Series 2021-1

Supplement thereto, dated as of April 16, 2021, the “Indenture”), in each case entered into by and among the Co-Issuers and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and the securities intermediary thereunder. The Co-Issuers’ obligations under the Offered Notes will be jointly and severally irrevocably and unconditionally guaranteed (the “Guarantees”) by Domino’s SPV Guarantor LLC, a Delaware limited liability company (the “SPV Guarantor”), Domino’s Pizza Franchising LLC, a Delaware limited liability company (the “Domestic Franchisor”), Domino’s Pizza International Franchising Inc., a Delaware corporation (the “International Franchisor”), Domino’s Pizza International Franchising of Michigan LLC, a Michigan limited liability company (“International Franchisor (Michigan)”), Domino’s Pizza Canadian Distribution ULC, a Nova Scotia unlimited company (the “Canadian Distributor”), Domino’s RE LLC, a Delaware limited liability company (the “Domestic Supply Chain Real Estate Holder”) and Domino’s EQ LLC, a Delaware limited liability company (the “Domestic Supply Chain Equipment Holder” and, together with the SPV Guarantor, the Domestic Franchisor, the International Franchisor, the International Franchisor (Michigan), the Canadian Distributor and the Domestic Supply Chain Real Estate Holder, the “Guarantors” and each a “Guarantor” and, together with the Co-Issuers, the “Securitization Entities” and each, a “Securitization Entity”), pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated March 15, 2012, by and among each Guarantor and the Trustee (the “Guarantee and Collateral Agreement”). This Agreement confirms the agreement of each the Domino’s Parties (as defined below) with regard to the purchase of the Offered Notes from the Co-Issuers by the Initial Purchasers.

On the Closing Date (as defined below), the Co-Issuers will also issue up to $320,000,000 aggregate principal amount of the Series 2025-1 Variable Funding Senior Secured Notes, Class A-1 Notes (the “Class A-1 Notes”, together with the Series 2025-1 Class A-2 Notes, the “Notes”), pursuant to the Class A-1 Note Purchase Agreement to be dated as of the Closing Date, among the Co-Issuers, the Guarantors (as defined below), the Manager (as defined below), certain Conduit Investors (as defined therein), certain Committed Note Purchasers (as defined therein), certain Funding Agents (as defined therein), COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as L/C Provider, Swingline Lender and Administrative Agent (each as defined therein).

For purposes of this Agreement, “Domino’s” shall mean Domino’s Pizza, Inc., a Delaware corporation, “Intermediate Holdco” shall mean Domino’s, Inc., a Delaware corporation, “Parent Companies” shall mean, collectively, Domino’s and Intermediate Holdco, and “Domino’s Parties” shall mean, collectively, the Parent Companies, Domino’s Pizza LLC, a Michigan limited liability company, as manager (the “Manager”), and the Securitization Entities.

For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings given to such terms in the “Certain Definitions” section of the Pricing Disclosure Package (as defined below).

1. Purchase and Resale of the Offered Notes. The Offered Notes will be offered and sold by the Co-Issuers to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “1933 Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the 1933 Act. The Domino’s Parties have prepared (i) a preliminary offering memorandum, dated August 6, 2025 (as amended or supplemented as of the Applicable Time (as defined below), the “Preliminary Offering Memorandum”) setting forth information regarding the Domino’s Parties and the Offered Notes, (ii) the investor presentation attached hereto as Exhibit 1 (the “Investor Presentation”), (iii) a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Offered Notes and certain pricing, price dependent or other information omitted from the Preliminary Offering Memorandum and (iv) a final offering memorandum to be dated prior to the Closing Date (as amended or supplemented, the “Final Offering Memorandum”) setting forth information regarding the Domino’s Parties and the Offered Notes, including the offering price and other final terms thereof. The Preliminary Offering Memorandum, the Pricing Term Sheet, the Investor Presentation and the communications and other documents and materials listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package”. The Domino’s Parties hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Final Offering Memorandum in connection with the offering and resale of the Offered Notes by the Initial Purchasers. “Applicable Time” means 2:15p.m. (New York City time) on the date of this Agreement.

All references in this Agreement to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum include, unless expressly stated otherwise, all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein, to the extent such information has not been superseded or modified by other information contained, incorporated by reference or deemed incorporated by reference therein). All documents filed (but not furnished documents, unless such a furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter referred to herein as the “Exchange Act Reports”.

It is understood and acknowledged that upon original issuance thereof the Offered Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the legends that are set forth under the caption “Transfer Restrictions” in the Pricing Disclosure Package.

You have advised the Co-Issuers that the Initial Purchasers intend to offer and resell (the “Exempt Resales”) the Offered Notes purchased by the Initial Purchasers hereunder on the terms set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, as amended or supplemented, solely (1) (a) to persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”) as defined in Rule 144A under the 1933 Act (“Rule 144A”) or (b) outside of the United States, to persons that are not U.S. Persons (such persons, “Non-U.S. Persons”) as defined in Regulation S under the 1933 Act (“Regulation S”) in offshore transactions in reliance on Regulation S, and (2) to persons that are not Competitors. As used in the preceding sentence, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (1) and (2) above are referred to herein as “Eligible Purchasers”.

2. Representations and Warranties of the Domino’s Parties. Each of the Domino’s Parties jointly and severally, represents and warrants, on and as of the date hereof and on and as of the Closing Date, as follows:

(a) When the Offered Notes and the Guarantees are issued and delivered pursuant to this Agreement, such Offered Notes and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered under Section 6 of the 1934 Act or that are quoted in a United States automated inter-dealer quotation system.

(b) Assuming the accuracy of the representations and warranties in Section 3(b) of this Agreement, the purchase and resale of the Offered Notes pursuant to this Agreement (including pursuant to the Exempt Resales) are exempt from the registration requirements of the 1933 Act.

(c) No form of general solicitation or general advertising within the meaning of Regulation D under the 1933 Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (each, a “General Solicitation”) was used by the Domino’s Parties, any of their respective affiliates, any of their respective representatives or any person acting on any of their behalves (other than the Initial Purchasers and their affiliates, any of their respective representatives or any person acting on any of their behalves, as to whom the Domino’s Parties make no representation) in connection with the offer and sale of the Offered Notes.

(d) No directed selling efforts within the meaning of Rule 902 under the 1933 Act were used by the Domino’s Parties or any of their respective affiliates or any of their respective representatives (other than the Initial Purchasers and their respective affiliates or any of their respective representatives, as to whom the Domino’s Parties make no representation) with respect to Offered Notes sold outside the United States to Non-U.S. Persons, and each of the Domino’s Parties, their respective affiliates and their respective representatives or any person acting on any of their behalves (other than the Initial Purchasers and their respective affiliates and representatives or any person acting on any of their behalves, as to whom the Domino’s Parties make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(e) Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act.

(f) None of the Domino’s Parties nor any other person acting on behalf of any Domino’s Party has offered or sold any securities in a manner that would be integrated with the offering of the Offered Notes contemplated by this Agreement pursuant to the 1933 Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum have been prepared by the Domino’s Parties for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the 1933 Act, has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of any Domino’s Party, is contemplated.

(h) The Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Pricing Disclosure Package in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 8(e) below).

(i) The Final Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in the Final Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information.

(j) None of the Domino’s Parties has prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Notes, or otherwise is prepared to market the Offered Notes, other than the Pricing Disclosure Package and the Final Offering Memorandum, without the prior consent of each Initial Purchaser.

(k) The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Each of the Domino’s Parties and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation, limited liability company or unlimited company, as applicable, under the laws of its respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation, limited liability company or unlimited company, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Securitization Entities or the Domino’s Parties taken as a whole or (ii) a material adverse effect on the performance by the Domino’s Parties of this Agreement, the Offered Notes, the Indenture or any of the other Related Documents or the consummation of any of the transactions contemplated hereby or thereby (collectively, clauses (i) and (ii), a “Material Adverse Effect”). Each of the Domino’s Parties has all corporate, limited liability company or unlimited company power and authority necessary to own or lease its properties and to conduct the businesses in which it is now engaged or contemplated in the Pricing Disclosure Package and the Final Offering Memorandum. Exhibit 21.1 to Domino’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 lists all subsidiaries of Domino’s, except for subsidiaries which, when considered in the aggregate, would not constitute a significant subsidiary of Domino’s for such fiscal year.

(m) (i) Domino’s has the debt capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued and outstanding shares of capital stock of Domino’s have been duly authorized and validly issued and are fully paid and non-assessable.

(ii) The Co-Issuers have an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Final Offering Memorandum, and all of the issued and outstanding equity interests of the Co-Issuers have been duly authorized and validly issued and are fully paid and non-assessable.

(iii) All of the outstanding shares of capital stock, membership interests or other equity interests of each of the Securitization Entities are owned, directly or indirectly, by Domino’s, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those Liens (i) imposed by the Indenture and the Related Documents, (ii) which constitute Permitted Liens, (iii) that would not reasonably be expected to have a Material Adverse Effect or (iv) which result from transfer restrictions imposed by the Securities Act or the securities or blue sky laws of certain jurisdictions.

(n) Each of the Co-Issuers shall have all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its respective obligations under the Indenture on the Closing Date. The Base Indenture has been duly and validly authorized, executed and delivered by the Co-Issuers and constitutes the valid and legally binding obligation of the Co-Issuers, enforceable against the Co-Issuers in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Series 2025-1 Supplement shall be duly and validly authorized by the Co-Issuers on or prior to the Closing Date and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and legally binding obligation of the Co-Issuers, enforceable against the Co-Issuers in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3(b) of this Agreement, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) is required in connection with the offer and sale of the Offered Notes contemplated hereby or in connection with the Exempt Resales. The Base Indenture conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum. When executed by the Co-Issuers, the Series 2025-1 Supplement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(o) Each of the Co-Issuers shall have all requisite corporate or limited liability company power and authority, as applicable, to execute, issue, sell and perform its obligations under the Offered Notes on or prior to the Closing Date. The Offered Notes shall be duly authorized by each of the Co-Issuers on or prior to the Closing Date and, when duly executed by each of the Co-Issuers in accordance with the terms of the Indenture, assuming due authentication of the Offered Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and legally binding obligations of each of the Co-Issuers entitled to the benefits of the Indenture, enforceable against each of the Co-Issuers in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When executed by each of the Co-Issuers, the Offered Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(p) Each Guarantor had all requisite corporate, limited liability company or unlimited company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantee and Collateral Agreement on March 15, 2012 (the “Initial Closing Date”). The Guarantee and Collateral Agreement has been duly and validly authorized, executed and delivered by each of the Guarantors, and the Guarantee and Collateral Agreement constitutes valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantee and Collateral Agreement conforms in all material respects to the description thereof in each of the Pricing Disclosure Package and the Final Offering Memorandum. The Guarantee and Collateral Agreement is effective to guarantee the obligations of the Co-Issuers under the Offered Notes.

(q) Each of the Domino’s Parties, as applicable, had and shall have all required corporate, limited liability company or unlimited company power and authority, as applicable, to execute, deliver and perform its obligations under each Related Document to which it is a party on the Initial Closing Date or on or prior to the Closing Date, as applicable (other than the Offered Notes, the Indenture and the Guarantee and Collateral Agreement to the extent covered in Section 2(n), (o) and (p)). Each Guarantor had and shall have all requisite corporate, limited liability company or unlimited company power and authority to execute, deliver and perform its obligations under each Related Document to which it is a party on the Initial Closing Date or on or prior to the Closing Date (other than the Offered Notes, the Indenture and the Guarantee and Collateral Agreement to the extent covered in Section 2(n), (o) and (p)). Each of the Related Documents has been or shall be duly and validly authorized, executed and delivered by each of the Domino’s Parties (to the extent a party thereto) and constitutes the valid and legally binding obligation of each of the Domino’s Parties (to the extent a party thereto) enforceable against each of the Domino’s Parties (to the extent a party thereto) in accordance with its terms, except that the enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, as to rights of indemnification and contribution with respect to liabilities under securities laws, by principles of public policy. Each such Related Document conforms in all material respects to the description thereof (if any) in each of the Pricing Disclosure Package and the Final Offering Memorandum.

(r) Each of the Domino’s Parties party hereto has all requisite corporate, limited liability company or unlimited company power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Domino’s Parties party hereto.

(s) (i) The issue and sale of the Offered Notes and the Guarantees, (ii) the execution, delivery and performance by the Domino’s Parties of the Offered Notes, the Guarantees, the Indenture, this Agreement and the other Related Documents (to the extent a party thereto), (iii) the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum and (iv) the consummation of the transactions contemplated hereby and thereby, do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Domino’s Parties or any of their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument to which any of the Domino’s Parties or any of their respective subsidiaries is a party or by which any of the Domino’s Parties or any of their respective subsidiaries is bound or to which any of the property or assets of any of the Domino’s Parties or any of their respective subsidiaries is subject, except for Liens created by the Indenture or the other Related Documents and Permitted Liens, (B) result in any violation of the provisions of the charter, by-laws, certificate of formation, limited liability company agreement or other organizational document of any of the Domino’s Parties, or (C) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Domino’s Parties or any of their respective subsidiaries or any of their respective properties or assets, except (in the case of clauses (A) and (C)) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or regulatory body having jurisdiction over any of the Domino’s Parties or any of their respective subsidiaries or any of their respective properties or assets is required for the issue and sale of the Offered Notes and the Guarantees, the execution, delivery and performance by any of the Domino’s Parties or any of their respective subsidiaries of the Offered Notes, the Guarantees, the Indenture, this Agreement and the other Related Documents (to the extent they are parties thereto), the application of the proceeds from the sale of the Offered Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (A) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to the Indenture and (B) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution and resale (including pursuant to the Exempt Resales) of the Offered Notes by the Initial Purchasers.

(u) The historical consolidated annual and interim financial statements of Domino’s (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum present fairly and state fairly, respectively, in all material respects the financial condition, results of operations and cash flows of the entities referred to therein, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum fairly present in all material respects the information called for by, and have been prepared in accordance with, the Commission’s rules and guidelines applicable thereto.

(v) The historical consolidated annual and interim financial statements of the Master Issuer (including the related notes and supporting schedules) included in the Pricing Disclosure Package and the Final Offering Memorandum present fairly and state fairly, respectively, in all material respects the financial condition, results of operations and cash flows of the entities referred to therein, at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.

(w) The Securitized Net Cash Flow included in the Pricing Disclosure Package and the Final Offering Memorandum is derived from the quarterly noteholder statements generated by the Master Issuer and represents the arithmetic sum of each of the relevant amounts reflected in such quarterly noteholder statements. The Securitized Net Cash Flow set forth in the Pricing Disclosure Package and the Final Offering Memorandum has been prepared on a basis consistent with the quarterly noteholder statements and gives effect to assumptions made on a reasonable basis and in good faith and presents fairly in all material respects the historical Securitized Net Cash Flow.

(x) The non-GAAP financial measures that are included in the Pricing Disclosure Package and the Final Offering Memorandum have been calculated based on amounts derived from the financial statements and books and records of the Domino’s Parties or the quarterly noteholder statements of the Master Issuer, and the Domino’s Parties believe that any adjustments to such non-GAAP financial measures have a reasonable basis and have been made in good faith.

(y) PricewaterhouseCoopers LLP, who have opined on certain financial statements of Domino’s, whose report is incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum and who have delivered the initial letter referred to in Section 7(o) hereof, (x) are independent registered public accountants with respect to Domino’s and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and (y) was, as of the date of such report, and is, as of the date hereof, an independent public accounting firm with respect to the Domino’s Parties.

(z) Domino’s maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and that has been designed by, or under the supervision of, Domino’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Domino’s maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) records are maintained in reasonable detail that accurately and fairly reflect the transactions and dispositions of the assets of Domino’s and each of its consolidated or reporting subsidiaries, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Domino’s and each of its consolidated or reporting subsidiaries are being made only in accordance with authorizations of management and directors of Domino’s or such subsidiary and (iii) the unauthorized acquisition, use or disposition of the assets of Domino’s and such subsidiaries that could have a material effect on the financial statements is prevented or timely detected. As of the date of the most recent consolidated balance sheet of Domino’s reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of Domino’s, there were no material weaknesses in any of Domino’s and its subsidiaries’ internal controls over financial reporting.

(aa) Since December 29, 2024, the date of the most recent balance sheet of Domino’s and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of Domino’s (“Audit Date”), (i) Domino’s has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of

Domino’s or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of Domino’s or any of its subsidiaries or that is otherwise material to Domino’s or any of its subsidiaries; and (ii) there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Final Offering Memorandum accurately and fully describes (i) the accounting policies that Domino’s believes are the most important in the portrayal of the financial condition and results of operations of Domino’s and its consolidated subsidiaries and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(cc) Except as described in each of the Pricing Disclosure Package and the Final Offering Memorandum, since the Audit Date, none of the Domino’s Parties nor any of their respective subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood, earthquake, hurricane, accident, pandemic or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or legal, court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business and/or (v) declared or paid any dividend on its capital stock, and since the Audit Date, there has not been any change in the capital stock or limited liability company interests, as applicable, or long-term or short-term debt of any of the Domino’s Parties or any of their respective subsidiaries or any changes, or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Domino’s Parties or any of their respective subsidiaries, in each of (i) through (v) above, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Each of the Co-Issuers and the Guarantors owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. Each of the Parent Companies, the Manager and each of their respective subsidiaries (other than the Co-Issuers and the Guarantors) has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all Liens, except for Permitted Liens and such Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Domino’s Parties are held by the relevant entity under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere, in the aggregate, with the use made of such assets by the relevant entity.

(ee) Each of the Co-Issuers’ and the Guarantors’ rights and interests in the Collateral Documents (except with respect to any Franchisee Promissory Notes or any owned real property) constitutes accounts or general intangibles under the applicable UCC. The Base Indenture and the Guarantee and Collateral Agreement are effective to create a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (other than with respect to Liens on the Collateral to be perfected between the date hereof and the Closing Date with respect to Intellectual Property included in the Collateral that is registered or applied for in jurisdictions outside of the U.S., Canada and the United Kingdom and subject to any exceptions described in the Pricing Disclosure Package and the Final Offering Memorandum and that are otherwise set forth in the Base Indenture, the Guarantee and Collateral Agreement or any other Related Document) and is prior to all other Liens (other than Permitted Liens). Except as described in the Pricing Disclosure Package and the Final Offering Memorandum, the Co-Issuers and the Guarantors have received all consents and approvals required by the terms of the Collateral in order to pledge the Collateral to the Trustee under the Indenture and under the Guarantee and Collateral Agreement. All action necessary to perfect such first priority security interest in the Collateral (other than with respect to Liens on the Collateral to be perfected between the date hereof and the Closing Date with respect to Intellectual Property included in the Collateral that is registered or applied for in jurisdictions outside of the U.S., Canada and the United Kingdom and subject to any exceptions described in the Pricing Disclosure Package and the Final Offering Memorandum and that are otherwise set forth in the Base Indenture, the Guarantee and Collateral Agreement or any other Related Document) has been duly taken.

(ff) Other than the security interest granted to the Trustee under the Base Indenture, the Guarantee and Collateral Agreement or any other Related Documents or any other Permitted Lien, none of the Domino’s Parties nor any of their respective subsidiaries have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral.

(gg) All action necessary (including, without limitation, the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral in the United States and each Included Country has been duly and effectively taken (as described in, and subject to the actions to be taken between the date hereof and the Closing Date and such other exceptions described in the Pricing Disclosure Package and the Final Offering Memorandum and that are otherwise set forth in the Base Indenture, the Series 2025-1 Supplement, the Guarantee and Collateral Agreement or any other Related Document). No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any of the Domino’s Parties or any of their respective subsidiaries and listing such Person as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction (except (i) in respect of Permitted Liens or (ii) such as may have been filed, recorded or made by such Person in favor of the Trustee on behalf of the Secured Parties in connection with the Base Indenture and the Guarantee and Collateral Agreement), and no such Person has authorized any such filing.

(hh) Each Domino’s Party and their respective subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Final Offering Memorandum, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Domino’s Party and each of their respective subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Domino’s Parties nor any of their respective subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) (i) Each of the Domino’s Parties and each of their respective subsidiaries owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, trade dress, copyrights, know-how, rights of publicity, works of authorship, social media accounts and identifiers, and intellectual property rights in compilations of data, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other intellectual, proprietary or industrial property rights,(collectively, the “Intellectual Property”), in each case, used in or necessary for the conduct of their respective businesses as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect; provided, however, for the avoidance of doubt, the foregoing shall not be deemed to constitute a representation or warranty with respect to infringement or other violation of Intellectual Property of third parties, which are exclusively addressed below in Section 2(ii)(v).

(ii) The Domino’s Parties and each of their respective subsidiaries exclusively owns free and clear of all Liens (other than Franchise Arrangements, Permitted Liens and non-exclusive licenses granted in the ordinary course of business of the Domino’s Parties) all Intellectual Property described in the Preliminary Offering Memorandum, the Final Offering Memorandum and the Pricing Disclosure Package as being owned by them (“Company Intellectual Property”).

(iii) There are no third parties who own any Company Intellectual Property, except as (1) described in the Preliminary Offering Memorandum, the Final Offering Memorandum and the Pricing Disclosure Package, or (2) would not reasonably be expected to have a Material Adverse Effect.

(iv) To the Domino’s Parties’ knowledge, there is no infringement, dilution, misappropriation or other violation by third parties of any Company Intellectual Property, except as (1) described in the Pricing Disclosure Package, the Preliminary Offering Memorandum or the Final Offering Memorandum or (2) would not be reasonably expected to have a Material Adverse Effect.

(v) Except as (1) described in the Pricing Disclosure Package, the Preliminary Offering Memorandum or the Final Offering Memorandum or (2) would not reasonably be expected to have a Material Adverse Effect, (x) there is no pending or, to the Domino’s Parties’ knowledge, threatened action, suit, proceeding or claim by others: (a) challenging the Domino’s Parties’ rights in or to any Company Intellectual Property; (b) challenging the validity, enforceability or scope of any Company Intellectual Property; or (c) asserting that the Domino’s Parties or any of their subsidiaries or the operation of their respective businesses or their products or services infringes, dilutes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service of the Domino’s Parties or any of their subsidiaries described in the Preliminary Offering Memorandum, the Final Offering Memorandum or the Pricing Disclosure Package as under development, infringe or otherwise violate, any Intellectual Property of others; or (y) the use of the Securitization IP and the operation of the System do not infringe, misappropriate or otherwise violate (A) the Intellectual Property rights (other than patents) of any third party; or (B) to the Domino’s Parties’ knowledge, the patents of any third party.

(vi) Unless otherwise disclosed in the Final Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending action, suit, investigation, inquiry or proceeding against any Domino’s Party alleging any violation of any applicable laws, regulations, policies, contracts or industry standards (including the Payment Card Industry Data Security Standards, as promulgated by the Payment Card Industry Security Standards Counsel (the “PCI-DSS”)) regarding data privacy, data security, personally identifiable information or data, or confidential information.

(vii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Domino’s Parties (x) have taken commercially reasonable measures to protect the confidentiality, integrity and availability of their material trade secrets, confidential information and data (including personal data and all of the foregoing included in the Securitization IP) and the integrity and availability of the Domino’s Parties’ information and operational technology (including digital channels such as the online website and mobile application and the PULSE custom point-of-sale system); (y) are not aware of any past, current or ongoing security incident or data breach of the Domino’s Parties’ information or operational technology infrastructure (including technology infrastructure provided by third parties), or unauthorized access to or disclosure of the Domino’s Parties’ trade secrets, confidential information or data (including personal data); and (z) are in compliance with all applicable written policies of the Domino’s Parties, contractual requirements (including PCI-DSS), and material compliance with all applicable laws and regulations regarding data privacy, data security, personal identifiable information or data, or confidential information.

(jj) There are no legal or governmental proceedings or investigations pending to which any Domino’s Party or any of their respective subsidiaries is a party or of which any property or assets of any of the Domino’s Parties or any of their respective subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To each Domino’s Party’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(kk) The statements made in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of the Offered Notes” and “Description of the Base Indenture and the Guarantee and Collateral Agreement,” insofar as they constitute a summary of the terms of the Offered Notes and the Indenture, and under captions “Description of the Securitization Entities and the Securitization Entities’ Charter Documents,” “Domino’s Pizza,” “Description of the Franchise Arrangements,” “Description of the Manager and Management Agreement,” “Description of the Servicer and the Servicing Agreement,” “Description of the Back-Up Manager and the Back-Up Management Agreement,” “Description of the Distribution and Contribution Agreements,” “Description of the IP License Agreements,” “Description of the Real Estate Assets,” “Certain Legal Aspects of the Franchise Arrangements,” “Certain U.S. Federal Income Tax Considerations,” “Certain ERISA and Related Considerations” and “Transfer Restrictions,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects; provided, that no representation or warranty is made as to the Initial Purchaser Information (as defined in Section 8(e)).

(ll) Except as would not reasonably be expected to result in a Material Adverse Effect, (A) each of the Domino’s Parties and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; (B) all such policies of insurance of the Domino’s Parties and each of their respective subsidiaries are in full force and effect; (C) the Domino’s Parties and each of their respective subsidiaries are in compliance with the terms of such policies in all material respects; (D) none of the Domino’s Parties nor any of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; and (E) there are no claims by the Domino’s Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Domino’s Parties nor any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) No relationship, direct or indirect, that would be required to be described in a registration statement of Domino’s pursuant to Item 404 of Regulation S-K, exists between or among any of the Domino’s Parties and their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Domino’s Parties and their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Final Offering Memorandum.

(nn) No labor disturbance by or dispute with the employees of the Domino’s Parties or any of their respective subsidiaries exists or, to the knowledge of any Domino’s Party, is imminent, in each case that would reasonably be expected to have a Material Adverse Effect. Subject to the understanding that multiple laws and principles govern the circumstances under which a franchisor may be deemed a joint employer of its franchisees’ employee, that those laws and principles vary from jurisdiction to jurisdiction and statute to statute, and that no controlling guidance has been issued by any court or agency regarding either the standards that govern such determinations or the steps that franchisors must take, or refrain from taking, to avoid being deemed a joint employer, the Domino’s Parties believe that they have taken steps which, in their business judgment, and taking into accounts the needs of the franchise system and the Domino’s® brand, they deem reasonably appropriate to mitigate the risk, if any, that (i) employees of the Franchisees will be deemed joint employees of the Domino’s Parties, and (ii) they will be deemed jointly liable for any labor or employment claims made by the employees of the Franchisees, which, in either case, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(oo) None of the Domino’s Parties nor any of their respective subsidiaries has taken any action which would (A) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of any of the Domino’s Parties or any of their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument to which any of the Domino’s Parties or any of their respective subsidiaries is a party or by which any of the Domino’s Parties or any of their respective subsidiaries is bound or to which any of the property or assets of any of the Domino’s Parties or any of their respective subsidiaries is subject, except for Liens created by the Indenture or the other Related Documents and Permitted Liens, (B) result in any violation of the provisions of the charter, by-laws, certificate of formation, limited liability company agreement or other organizational document of any of the Domino’s Parties, or (C) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Domino’s Parties or any of their respective subsidiaries or any of their respective properties or assets, except (in the case of clauses (A) and (C)) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) the Domino’s Parties: (a) are in compliance with all applicable Environmental Laws, (b) hold all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law (collectively, “Environmental Permits”, each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and (c) are in material compliance with all of their Environmental Permits;

(ii) Any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances that are regulated pursuant to any applicable Environmental Law (collectively, “Materials of Environmental Concern”) are not present at, on, under or in any real property now or formerly owned, leased or operated by any Domino’s Party or any of their respective subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which would reasonably be expected to (i) give rise to liability of any Domino’s Party or any of their respective subsidiaries under any applicable Environmental Law, (ii) interfere with any Domino’s Party’s or any of their respective subsidiaries’ continued operations or (iii) impair the fair saleable value of any real property owned by any Domino’s Party or any of their respective subsidiaries;

(iii) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any Domino’s Party or any of their respective subsidiaries is, or to the knowledge of the Domino’s Parties or any of their respective subsidiaries will be, named as a party that is pending or, to the knowledge of any Domino’s Party or any of their respective subsidiaries, threatened;

(iv) none of the Domino’s Parties or any of their respective subsidiaries has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the Federal Comprehensive Environmental Response, Compensation and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern;

(v) none of the Domino’s Parties or any of their respective subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, in each case, that would be expected to result in ongoing obligations or costs relating to compliance with or liability under any Environmental Law; and

(vi) none of the Domino’s Parties or any of their respective subsidiaries has assumed or retained, by contract or conduct, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

(qq) Each of the Domino’s Parties and each of their respective subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect), and have paid or caused to be paid all taxes due pursuant to said returns, (i) except for such taxes as are being contested in good faith and by appropriate proceedings, (ii) except for which adequate reserves have been set aside in accordance with GAAP or (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect. No tax deficiency has been determined adversely to the Domino’s Parties or any of their respective subsidiaries, nor does any Domino’s Party have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Domino’s Parties or any of their respective subsidiaries, that would, in each case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) and whether or not subject to ERISA) for which any of the Domino’s Parties would have any material liability (including any controlled group liability), contingent or otherwise (each a “Plan”), presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. No Plan is or was subject to Title IV of ERISA and none of the Domino’s Parties has any material liability with regards to any post-retirement welfare benefit under a Plan other than as required by Part 6 of Subtitle B of Title I of ERISA or similar required continuation of coverage law.

(ss) No Guarantor is currently prohibited, directly or indirectly, from paying any dividends to its parent or to the Co-Issuers, from making any other distribution on such Guarantor’s capital stock, limited liability company, unlimited company or other ownership interests, as applicable, from repaying to its parent or the Co-Issuers any loans or advances to such Guarantor from its parent or the Co-Issuers or from transferring any of such Guarantor’s property or assets to its parent or the Co-Issuers, or any other subsidiary of its parent or the Co-Issuers.

(tt) None of the Domino’s Parties nor any of their respective subsidiaries is, and after giving effect to the offer and sale of the Offered Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Final Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder. None of the Co-Issuers constitutes a “covered fund” for purposes of the Volcker Rule promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. None of the Offered Notes is an “asset-backed security” within the meaning of Section 3(a)(79) of the Securities Exchange Act of 1934, as amended, and as a result Regulation RR, 17 C. F. R § 246.1 et seq. (the Risk Retention Rules) do not apply to the issuance and sale of the Offered Notes.

(uu) The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum and the consolidated financial statements of Domino’s, the Master Issuer and each of their respective subsidiaries included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Domino’s Parties believe to be reliable in all material respects.

(vv) Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, each of the Domino’s Parties will be Solvent. As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of such relevant entity are not less than the total amount required to pay the liabilities of such relevant entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Related Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ww) There are no contracts, agreements or understandings between or among any Domino’s Party and any person granting such person the right to require any of the Domino’s Parties to file a registration statement under the 1933 Act with respect to any securities of the Domino’s Parties owned or to be owned by such person or to include any such securities with any securities being registered pursuant to any other registration statement filed by any Domino’s Party under the 1933 Act.

(xx) None of the Domino’s Parties nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Notes.

(yy) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Offered Notes), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(zz) None of the Domino’s Parties nor any of their respective affiliates have taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of any Co-Issuer or Guarantor in connection with the offering of the Offered Notes.

(aaa) The Domino’s Parties and their respective affiliates have not taken any action or omitted to take any action which may result in the loss by any Initial Purchaser of the ability to rely on any stabilization safe harbor provided by applicable law and regulation.

(bbb) None of the Domino’s Parties nor any of their respective subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(ccc) None of the Domino’s Parties nor any of their respective subsidiaries, nor to the knowledge of the Domino’s Parties or any of their respective subsidiaries, any director, officer, manager, member, agent, employee, affiliate or other person acting on behalf of such entity, is in violation of applicable anti-corruption laws, including the FCPA, which prohibit (i) making any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee; (iii) violating or being in violation of any provision of the FCPA, the Bribery Act of 2010 of the United Kingdom, or any applicable non-U.S. anti-bribery statute or regulation; and (iv) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. None of the Domino’s Parties is in receipt of any notice of a pending investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i)-(iv) above. The Domino’s Parties and their respective subsidiaries, and, to the knowledge of such relevant entity and the entity’s affiliates, have conducted their respective businesses in compliance with the FCPA and have instituted and maintain or are subject to policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ddd) The operations of the Domino’s Parties and each of their respective subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Domino’s Party or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of such relevant entity, threatened.

(eee) None of the Domino’s Parties nor any of their respective subsidiaries nor, to the knowledge of such relevant entity, any director, officer, agent, employee, affiliate or other person acting on behalf of such relevant entity is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S.

Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is such relevant entity located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (each such country or territory, a “Sanctioned Country”) (including at the time of this Agreement, Cuba, Iran, North Korea, Venezuela, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-governmental controlled portions of the Kherson region of Ukraine and the Zaporizhzhia region of Ukraine, and the Crimea region of Ukraine or any covered region of Ukraine identified pursuant to Executive Order 14065); the Domino’s Parties and their respective subsidiaries are in compliance with all applicable Sanctions; and the Domino’s Parties and their respective subsidiaries: (i) have implemented and maintain in effect or are subject to policies and procedures designed to ensure compliance with applicable Sanctions and are in compliance with applicable Sanctions laws, (ii) are not in receipt of any written notice that any violation of Sanctions is being alleged by a governmental entity, and (iii) will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject or target of any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions; none of the Domino’s Parties nor any of their respective subsidiaries nor, to the knowledge of such relevant entity, any director, officer, agent, employee, affiliate or other person acting on behalf of such relevant entity is in violation of Sanctions.

(fff) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Co-Issuers and the Guarantors of the Offered Notes.

(ggg) None of the Domino’s Parties nor any of their respective affiliates or representatives, have participated in a plan or scheme to evade the registration requirements of the 1933 Act through the sale of the Offered Notes pursuant to Regulation S.

(hhh) None of the Domino’s Parties has knowledge that any other party to any material contract being assigned on the Closing Date has any intention not to perform its obligations thereunder in all material respects, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Pricing Disclosure Package or the Final Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.

(jjj) (i) The Manager has provided a 17g-5 Representation (as defined below) to S&P (as defined below); (ii) an executed copy of the 17g-5 Representation delivered to S&P has been delivered to the Initial Purchasers; and (iii) each of the Domino’s Parties has complied in all material respects with each 17g-5 Representation. For purposes of this Agreement, “17g-5 Representation” means a written representation provided to S&P, which satisfies the requirements of Rule 17g-5(a)(3)(iii) of under the 1934 Act.

(kkk) Each U.S. Securitization Entity that is not organized as a corporation is, and has always been since its formation, either a single-member limited liability company formed in Delaware and properly organized under the laws of Delaware or a single-member limited liability company formed in Michigan and properly organized under the laws of Michigan.

(lll) Neither Domino’s nor any of its affiliates have made or will make an election within the meaning of Treasury Regulation § 301.7701-3(c) to classify any U.S. Securitization Entity that is not organized as a corporation as an association taxable as a corporation for United States federal income tax purposes.

Any certificate signed by any officer of any Domino’s Party and delivered to the Initial Purchasers or counsel for the Initial Purchasers or any Domino’s Party in connection with the offering of the Offered Notes shall be deemed a representation and warranty by such Domino’s Party, as to matters covered thereby, to the Initial Purchasers, and not a representation or warranty by the individual (other than in his or her official capacity).

3. Purchase of the Offered Notes by the Initial Purchasers; Agreements to Sell, Purchase and Resell.(a)

(a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Co-Issuers, jointly and severally, agree to sell to each Initial Purchaser and each Initial Purchaser, severally and not jointly, agrees to purchase from the Co-Issuers, at a purchase price as agreed among the Co-Issuers and each Initial Purchaser and set forth in the Pricing Term Sheet, the principal amount of Offered Notes set forth opposite their respective names on Schedule I hereto.

(b) Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to the Co-Issuers that it will offer the Offered Notes for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Co-Issuers, on the basis of the representations, warranties and agreements of the Co-Issuers, the Parent Companies, the Manager and the Guarantors, that such Initial Purchaser: (i) is a sophisticated investor with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Offered Notes; (ii) is purchasing the Offered Notes pursuant to a private sale exempt from registration under the 1933 Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Offered Notes only from, and will offer to sell the Offered Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Final Offering Memorandum; and (iv) will not offer or sell the Offered Notes, nor has it offered or sold the Offered Notes by, or otherwise engaged in, any General Solicitation and will not engage in any directed selling efforts within the meaning of Rule 902 under the 1933 Act, in connection with the offering of the Offered Notes. The Initial Purchasers have advised the Co-Issuers that they will offer the Offered Notes to Eligible Purchasers at an initial price as set forth in Schedule II hereof, plus accrued interest, if any, from the date of issuance of the Offered Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c) Each Initial Purchaser, severally and not jointly, represents and warrants to the Domino’s Parties that:

(i) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes, in circumstances in which Section 21(1) of the FSMA does not apply to the Co-Issuers or the Guarantors;

(ii) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(A)	the expression “retail” investor means a person who is one (or more) of the following:

1)

a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulation 2018 (SI 2018/1403) (as may be amended or superseded from time to time); or

2)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulation 2018 (SI 2018/1403) (as may be amended or superseded from time to time);

3)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(B)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes;

(iii) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision:

(A)	the expression “retail investor” means a person who is one (or more) of the following:

1)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

2)	a customer within the meaning of Directive 2016/97/EU, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

3)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(B)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes and “MiFID II” means collectively EU Directive 2014/65/EU and EU Regulation 600/2014/EU on Markets in Financial Instruments (in each case, as amended); and

(iv) It has not made and will not make any invitation to any resident of Ireland to subscribe for the Offered Notes and that the Preliminary Offering Memorandum and the Final Offering Memorandum will not be issued or passed to any member of the public in Ireland.

(d) Each Initial Purchaser hereby agrees that it has not and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Offered Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Offered Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or (iii) any written communication prepared by such Initial Purchaser and approved by the Master Issuer (or the Manager on its behalf) in writing.

(e) Each Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act, the Offered Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Co-Issuers and their counsel deem necessary).

Each Initial Purchaser understands that the Co-Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(d) and 7(j) hereof, counsel to the Co-Issuers, and counsel to the Initial Purchasers, will assume the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Offered Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Offered Notes shall be made at the office of Ropes & Gray LLP, at 10:00 A.M., New York City time, on September 5, 2025 (the “Closing Date”). The place of closing for the Offered Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Co-Issuers.

The Offered Notes will be delivered to the respective accounts of the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Offered Notes to the respective accounts of the Initial Purchasers at DTC. The Offered Notes will be evidenced by one or more global securities with respect to each series in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Offered Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the Business Day next preceding the Closing Date.

5. Agreements of the Domino’s Parties. The Domino’s Parties, jointly and severally, agree with each of the Initial Purchasers as follows:

(a) The Domino’s Parties will furnish to the Initial Purchasers, without charge, (i) as soon as practicable after the Applicable Time, such number of copies of the Preliminary Offering Memorandum as the Initial Purchasers may reasonably request and (ii) within one Business Day of the date of the Final Offering Memorandum, such number of copies of the Final Offering Memorandum as the Initial Purchasers may reasonably request; provided that such obligations may be satisfied by delivery of the Preliminary Offering Memorandum or the Final Offering Memorandum, as applicable, by electronic means, including by e-mail delivery of a PDF file.

(b) The Domino’s Parties shall provide to the Initial Purchasers, without charge, during the period from the date of this Agreement until the earlier of (i) 180 days from the date of this Agreement and (ii) such date as of which all of the Offered Notes shall have been sold by the Initial Purchasers (such period, the “Offering Period”), as many copies of the Final Offering Memorandum and any supplements and amendments thereto as the Initial Purchasers may reasonably request, provided that such obligation may be satisfied by delivery of the Final Offering Memorandum and any such amendments and supplements by electronic means, including by e-mail delivery of a PDF file.

(c) The Domino’s Parties will prepare the Final Offering Memorandum in a form approved by each Initial Purchaser and will not make any amendment or supplement to the Pricing Disclosure Package or to the Final Offering Memorandum of which each Initial Purchaser shall not previously have been advised or to which they shall reasonably object after being so advised.

(d) The Domino’s Parties will (i) advise the Initial Purchasers promptly of (x) any Commission order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or (y) any suspension of the qualification of the Offered Notes or the Guarantee for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (ii) use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.

(e) Each of the Domino’s Parties consents to the use of the Pricing Disclosure Package and the Final Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Offered Notes are offered by the Initial Purchasers and by all dealers to whom Offered Notes may be sold, in connection with the offering and sale of the Offered Notes.

(f) If, at any time prior to the end of the Offering Period, any event occurs or information becomes known that, in the judgment of any Domino’s Party or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Final Offering Memorandum so that the Pricing Disclosure Package or the Final Offering Memorandum, as then amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Final Offering Memorandum in order to comply with any law, the Domino’s Parties will promptly prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers a reasonable number of copies thereof.

(g) Promptly from time to time, the Domino’s Parties shall take such action as each Initial Purchaser may reasonably request to qualify the Offered Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as each Initial Purchaser may request, to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Notes and to arrange for the determination of the eligibility for investment of the Offered Notes under the laws of such jurisdictions as each Initial Purchaser may reasonably request; provided that in connection therewith, none of the Domino’s Parties shall be required to (i) qualify as a foreign corporation, limited liability company or unlimited company in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(h) For a period commencing on the date hereof and ending on the 180th day after the date of the Final Offering Memorandum, the Domino’s Entities agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of any Domino’s Entity substantially similar to the Offered Notes (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent of each Initial Purchaser.

(i) So long as any of the Offered Notes are outstanding, the Domino’s Parties will furnish at their expense to the Initial Purchasers, and, upon request, to holders of the Offered Notes that agree to certain confidentiality obligations and prospective purchasers of the Offered Notes, the information required by Rule 144A(d)(4) under the 1933 Act (if any).

(j) The Co-Issuers will apply the net proceeds from the sale of the Offered Notes to be sold by the Co-Issuers hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”

(k) None of the Domino’s Parties or any of their respective subsidiaries shall use the proceeds from the sale of the Series 2025-1 Class A-2 Notes, directly or knowingly (subject to due inquiry) indirectly, or contribute or otherwise make available the proceeds from the sale of the Series 2025-1 Class A-2 Notes, to fund: (i) activities or business of or with any Sanctioned Person in violation of Sanctions; (ii) activities or business in any Sanctioned Country in violation of Sanctions; (iii) any new business in Russia or Belarus in violation of applicable Sanctions; or (iv) activities or business in violation of the FCPA, the U.K. Bribery Act, and any other bribery, fraud, kickback or other similar applicable laws or regulations in any jurisdiction in which any Domino’s Party is located or doing business.

(l) The Domino’s Parties and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause the stabilization or manipulation of the price of any security of Domino’s Parties in connection with the offering of the Offered Notes.

(m) Each Domino’s Party will not, and will not permit any of its respective affiliates (as defined in Rule 144) to, resell any of the Offered Notes that have been acquired by any of them, except for Offered Notes purchased by any of the Domino’s Parties or any of their respective affiliates and resold in a transaction registered under the 1933 Act or in accordance with Rule 144 or other applicable exemption under the 1933 Act.

(n) The Domino’s Parties will use their commercially reasonable efforts to permit the Offered Notes to be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(o) The Domino’s Parties will not, and will cause their respective affiliates and representatives not to, engage in any “directed selling efforts” within the meaning of Rule 902 under the 1933 Act.

(p) The Domino’s Parties will, and will cause their respective affiliates and representatives to, comply with and implement the “offering restrictions” required by Rule 902 under the 1933 Act.

(q) The Domino’s Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the 1933 Act) that would be integrated with the sale of the Offered Notes in a manner that would require the registration under the 1933 Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Offered Notes. The Domino’s Parties will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the 1933 Act), of any Offered Notes or any substantially similar security issued by any Domino’s Party, within six (6) months subsequent to the date on which the distribution of the Offered Notes has been completed (as notified to the Co-Issuers by the Initial Purchasers) is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Offered Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the 1933 Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act.

(r) The Co-Issuers and the Guarantors agree to comply with all agreements set forth in the representation letters of the Co-Issuers and the Guarantors to DTC relating to the approval of the Offered Notes by DTC for “book entry” transfer.

(s) The Domino’s Parties will do and perform all things required to be done and performed under this Agreement by them prior to the Closing Date in order to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Offered Notes.

(t) During the Offering Period, the Domino’s Parties will not solicit any offer to buy from or offer to sell to any person any Offered Notes except through the Initial Purchasers. To the extent that the Offering Period continues beyond the Closing Date, each Initial Purchaser will provide the Co-Issuers and the Manager written notice of the conclusion of the Offering Period.

(u) The Domino’s Parties (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the creation and perfection of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantees and the other Related Documents and (ii) after the Closing Date, shall complete all filings and other similar actions that need not be completed on the Closing Date but which may be required in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by the Indenture, the Offered Notes, the Guarantees and the other Related Documents.

(v) The Domino’s Parties, any of their respective affiliates or representatives (other than the Initial Purchasers, their affiliates and representatives, as to whom the Domino’s Parties make no covenant) will not engage in any General Solicitation in connection with the offer and sale of the Offered Notes.

(w) The Domino’s Parties will take such steps as shall be necessary to ensure that no such Domino’s Party becomes required to register as an “investment company” within the meaning of such term under the 1940 Act.

(x) No Domino’s Party will take any action which would result in the loss by any Initial Purchaser of the ability to rely on any stabilization safe harbor provided by applicable law and regulation. Each Domino’s Party hereby authorizes the Initial Purchasers to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.

(y) To the extent that the ratings to be provided with respect to the Offered Notes as set forth in the Pricing Disclosure Package by S&P Global Ratings or any successor thereto (“S&P”) are conditional upon the furnishing of documents or the taking of any other actions by Domino’s Parties or any of their respective affiliates, the Domino’s Parties and any of their respective affiliates agree to furnish such documents and take any such other action that is reasonably requested by S&P.

(z) The Manager shall comply, and shall cause the Co-Issuers to comply, in all material respects with Rule 17g-5 under the 1934 Act and the 17g-5 Representation.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Domino’s Parties, jointly and severally, agree, to pay all reasonable documented out-of-pocket expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Domino’s Parties’ accountants, experts and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Offered Notes, the Guarantees and the other Related Documents, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (c) the issuance and delivery by the Co-Issuers of the Offered

Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Offered Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as each Initial Purchaser may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) subject to the proviso included in Section 5(b), the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Offered Notes (including, without limitation, printing and engraving thereof); (g) the fees and expenses of the accountants and other experts incurred in connection with the delivery of the comfort letters and “agreed upon procedures” letters to the Initial Purchasers pursuant to the terms of this Agreement; (h) the reasonable fees, disbursements and expenses of outside legal counsel to the Initial Purchasers, the fees of outside accountants, the costs of any diligence service, and the fees of any other third party service provider or advisor retained by an Initial Purchaser with the prior approval of the Co-Issuers (not to be unreasonably withheld); (i) the custody of the Offered Notes and the approval of the Offered Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers); (j) the rating of the Offered Notes; (k) the obligations of the Trustee, the Servicer, any agent of the Trustee or the Servicer and the counsel for the Trustee or the Servicer in connection with the Indenture, the Offered Notes or the other Related Documents; (l) the performance by the Domino’s Parties of their other obligations under this Agreement and under the other Related Documents which are not otherwise specifically provided for in this Section 6; (m) all reasonable travel expenses (including expenses related to chartered aircraft) of the Initial Purchasers and Domino’s Parties’ officers and employees and any other expenses of the Initial Purchasers and the Domino’s Parties in connection with attending or hosting meetings with prospective purchasers of the Offered Notes, and expenses associated with any “road show” presentation to potential investors (including any electronic “road show” presentations); (n) compliance with Rule 17g-5 under the 1934 Act; and (o) all sales, use and other taxes (other than income taxes) related to the transactions contemplated by this Agreement, the Indenture, the Offered Notes or the other Related Documents.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Domino’s Parties contained herein, to the performance by the Domino’s Parties and each of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree.

(b) Neither Initial Purchaser shall have discovered and disclosed to the Domino’s Parties on or prior to the Closing Date that the Pricing Disclosure Package or the Final Offering Memorandum contains an untrue statement of a fact which, in the opinion of such Initial Purchaser, is material or omits to state a fact which, in the opinion of such Initial Purchaser, is material and is necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Notes, the Indenture, the other Related Documents, the Pricing Disclosure Package and the Final Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Domino’s Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) The Initial Purchasers shall have received one or more opinions and a negative assurance letter of Ropes & Gray LLP, counsel to the Domino’s Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(e) The Initial Purchasers shall have received one or more opinions of Richards Layton & Finger, P.A., Delaware counsel to the Domino’s Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(f) The Initial Purchasers shall have received an opinion of in-house counsel to the Domino’s Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(g) The Initial Purchasers shall have received an opinion and negative assurance letter of DLA Piper LLP (US), franchise counsel to the Domino’s Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(h) The Initial Purchasers shall have received an opinion from Dickinson Wright, P.L.L.C., Michigan counsel, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(i) The Initial Purchasers shall have received an opinion from Stewart McKelvey, Nova Scotia counsel, Stikeman Elliot LLP, Alberta, British Columbia and Ontario counsel, Thompson Dorman Sweatman LLP, Manitoba counsel, and Loyens Loeff, Dutch counsel, each addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(j) The Initial Purchasers shall have received an opinion of Dentons US LLP, counsel to the Trustee, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(k) The Initial Purchasers shall have received an opinion and negative assurance letter of Eversheds Sutherland LLP, counsel to the Servicer, and an opinion of in-house counsel to the Servicer, each addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(l) The Initial Purchasers shall have received a bring down letter to the opinion of in-house counsel to the Back-Up Manager delivered in connection with the issuance and sale of the Series 2012-1 Notes, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to each Initial Purchaser and its counsel.

(m) The Initial Purchasers shall have received from Kirkland & Ellis LLP, counsel for the Initial Purchasers, such opinions and negative assurance letter, dated as of the Closing Date, with respect to the issuance and sale of the Offered Notes, the Pricing Disclosure Package, the Final Offering Memorandum and other related matters as each Initial Purchaser may reasonably require, and the Domino’s Parties shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(n) In addition to the other opinions and letters provided for in this Section 7, the Initial Purchasers shall have been provided with any other opinions that have been addressed to S&P in connection with the transactions contemplated herein, and such opinions will be addressed to the Initial Purchasers.

(o) At the time of execution of this Agreement, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, a “comfort letter”, in form and substance reasonably satisfactory to the each Initial Purchaser, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are an independent registered public accounting firm with respect to Domino’s and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(p) With respect to the “comfort letter” of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are an independent registered public accounting firm with respect to Domino’s and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(q) At the time of execution of this Agreement, the Initial Purchasers shall have received from FTI Consulting, Inc. a letter (the “Initial AUP Letter”), in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented in the Pricing Disclosure Package and the Final Offering Memorandum (including the investor model runs listed in Schedule III hereto).

(r) With respect to the Initial AUP Letter referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement, FTI Consulting, Inc. shall have furnished to the Initial Purchasers a “bring-down letter”, addressed to the Initial Purchasers and dated the Closing Date stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Final Offering Memorandum, as of a date not more than three (3) days prior to the Closing Date), (i) the conclusions and findings of such firm with respect to the matters covered by the Initial AUP Letter, and (ii) confirming in all material respects the conclusions and findings set forth in the Initial AUP Letter.

(s) (i) None of the Domino’s Parties shall have sustained, since the Audit Date, any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or limited liability company interests, as applicable, or long-term or short-term debt of any of the Domino’s Parties or any change, or any development involving a change, in the business, general affairs, condition (financial or otherwise), results of operations, limited liability company interests, stockholders’ equity, properties, management, business or prospects of the Domino’s Parties and their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of each Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum.

(t) Each of the Domino’s Parties shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Financial Officer of each of the Domino’s Parties, or other officers reasonably satisfactory to each Initial Purchaser, as to such matters as such Initial Purchaser may reasonably request, including, without limitation a statement:

(i) that the representations and warranties of the Domino’s Parties in Section 2 are true and correct on and as of the Closing Date, and (x) the Domino’s Parties have complied in all material respects with all its agreements contained herein and in any other Related Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or any other Related Document to which it is a party at or prior to the Closing Date and (y) the Guarantors acknowledge that the Offered Notes are covered by the obligations of the Guarantee and Collateral Agreement;

(ii) that subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any development in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, businesses or prospects of any of the Domino’s Parties, as applicable, except as set forth or contemplated in the Pricing Disclosure Package or the Final Offering Memorandum or as described in such certificate that could reasonably be expected to result in a Material Adverse Effect;

(iii) that they have carefully examined the Pricing Disclosure Package and the Final Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Final Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Final Offering Memorandum; and

(iv) that (i) none of the Domino’s Parties shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum, any material loss or interference with their business or properties from fire, explosion, flood, earthquake, hurricane, accident, pandemic or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any legal, court or governmental action, order or decree, other than as set forth in the Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto); (ii) subsequent to the dates as of which information is given in Pricing Disclosure Package and the Final Offering Memorandum (exclusive of any supplement thereto), there shall not have been any change in the capital stock or limited liability company interests, as applicable, or long-term or short-term debt of any Domino’s Party or any of their respective subsidiaries or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of the Domino’s Parties or any of their respective subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of each Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with offering, sale or delivery of the Offered Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Final Offering Memorandum, (iii) no downgrading has occurred in the rating accorded Domino’s or the Manager’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the 1934 Act, or (iv) no such organization has publicly announced that it has under surveillance or review, with possible negative implications, its rating of any Domino’s Party debt securities.

(u) Subsequent to the Applicable Time there shall not have occurred any of the following: (i) downgrading of the rating accorded Domino’s or the Manager’s debt securities by any “nationally recognized statistical rating organization,” as the term is defined in Section 3(a)(62) of the 1934 Act or (ii) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of Domino’s or the Manager. The Initial Purchasers shall have received a letter from S&P stating that the Offered Notes have received a rating of not less than “BBB+”.

(v) The Offered Notes shall be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.

(w) The Series 2025-1 Supplement and the Amendments (as defined in Section 9 of this Agreement) shall have been duly executed and delivered by the Co-Issuers and the Trustee, in a form satisfactory to each Initial Purchaser, and the Offered Notes shall have been duly executed and delivered by the Co-Issuers and duly authenticated by the Trustee. Each of the Series 2025-1 Supplement, the Amendments and the Offered Notes shall have been consummated in accordance with the terms set forth in the Pricing Disclosure Package, the Preliminary Offering Memorandum and the Final Offering Memorandum.

(x) The Initial Purchasers shall have received true and executed copies of each of the documents specified in clauses (t), (w) and (aa).

(y) Subsequent to the Applicable Time there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of each Initial Purchaser will in the immediate future materially disrupt, the market for the securities of any Domino’s Party or securities in general; or (ii) trading on the NYSE or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or

(B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of each Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum or that, in the judgment of the Initial Purchasers, could materially and adversely affect the financial markets or the markets for the Offered Notes and other debt securities.

(z) There shall exist at and as of the Closing Date no condition that would constitute an “Event of Default” (or an event that with notice or the lapse of time, or both, would constitute an “Event of Default”) under, and as defined in, the Indenture or a material breach under any of the other Related Documents as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach). On the Closing Date, each of the Related Documents shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum and shall not have been modified.

(aa) Each Parent Company, the Manager, each Guarantor and each Co-Issuer shall have furnished to the Initial Purchasers a certificate, in form and substance reasonably satisfactory to each Initial Purchaser, dated as of the Closing Date, of the Chief Financial Officer (or, if such entity has no Chief Financial Officer, of another Authorized Officer) of such entity that such entity will be Solvent immediately after the consummation of the transactions contemplated by this Agreement.

(bb) None of (i) the issuance and sale of the Offered Notes pursuant to this Agreement, (ii) the transactions contemplated by the Related Documents or (iii) the use of the Pricing Disclosure Package or the Final Offering Memorandum shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of Domino’s Parties) overtly threatened against the Domino’s Parties or the Initial Purchasers that would reasonably be expected to adversely impact the issuance of the Offered Notes or the Initial Purchasers’ activities in connection therewith or any other transactions contemplated by the Related Documents or the Pricing Disclosure Package.

(cc) The Initial Purchasers shall have received evidence satisfactory to each Initial Purchaser and its counsel that all UCC-1 financing statements and assignments and other instruments required to be filed on or prior to the Initial Closing Date or the Closing Date pursuant to the Related Documents have been filed.

(dd) The Initial Purchasers shall have received evidence satisfactory to each Initial Purchaser and its counsel that all conditions precedent to the issuance of the Offered Notes that are contained in the Indenture have been satisfied, including confirmation that the Rating Agency Condition with respect to the Offered Notes has been satisfied.

(ee) The certain risk retention letter agreement from the Manager, dated as of the Closing Date with respect to the UK and EU risk retention rules, shall have been duly executed and delivered by the parties thereto in form and substance reasonably satisfactory to Barclays Capital Inc. and their affiliates and their counsel.

(ff) The representations and warranties of each of the Domino’s Parties (to the extent a party thereto) contained in the Related Documents to which each of the Domino’s Parties is a party will be true and correct as of the Closing Date (i) if qualified as to materiality, in all respects and (ii) if not so qualified, in all material respects as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality, in all respects and (y) if not so qualified, in all material respects, as of such earlier date).

(gg) On or prior to the Closing Date, the Co-Issuers shall have furnished to the Initial Purchasers and the Trustee an executed notice of prepayment of the Series 2015-1 Class A-2-II Notes and the Series 2018-1 Class A-2-I Notes, with directions to release such notice concurrently upon the issuance of the Offered Notes.

(hh) On or prior to the Closing Date, the Parent Companies, the Manager, the Guarantors and the Co-Issuers shall have furnished to the Initial Purchasers such further certificates and documents as either Initial Purchaser may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) Each of the Domino’s Parties shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers, employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, an “Initial Purchaser Indemnified Party”), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable third party out-of-pocket attorneys’ fees and any and all reasonable out-of-pocket expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, (B) in any Blue Sky application or other document prepared or executed by any of the Domino’s Parties (or based upon any written information furnished by any of the Domino’s Parties) specifically for the purpose of qualifying any or all of the Offered Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of any of the Domino’s Parties in connection with the marketing of the offering of the Offered Notes, including any road show or investor presentations made to investors by any of the Domino’s Parties (whether in person or electronically) and the documents and information listed on Schedule III hereto (all of the foregoing materials described in this clause (C), the “Marketing Materials”), (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Offered Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action or expense arising out of or based upon matters covered by clause (i) or (ii) above, or (iv) the violation of any securities laws (including without limitation the anti-fraud provision thereof) of any foreign jurisdiction in which the Offered Notes are offered; provided, however, that the Domino’s Parties will not be liable in any such case to the extent but only to the extent that it is determined in a final and unappealable judgment by a court of competent jurisdiction that any such loss, liability, claim, damage or expense arises directly and primarily out of or is based directly and primarily upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Initial Purchaser Information.

Each of the Domino’s Parties hereby agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser Indemnified Party, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable out-of-pocket attorneys’ fees and any and all reasonable out-of-pocket expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any website maintained in compliance with Rule 17g-5 under the 1934 Act by or on behalf of any Domino’s Party in connection with the marketing of the offering of the Offered Notes.

Except as otherwise provided in Section 8(c), each of the Domino’s Parties agrees that it shall, jointly and severally, reimburse each Indemnified Party promptly upon demand for any reasonable out-of-pocket legal or other reasonable out-of-pocket expenses reasonably incurred by that Initial Purchaser Indemnified Party in connection with investigating or defending or preparing to defend against any losses, liabilities, claims, damages or expenses for which indemnity is being provided pursuant to this Section 8(a) as such expenses are incurred.

The foregoing indemnity agreement will be in addition to any liability which the Domino’s Parties may otherwise have, including but not limited to other liability under this Agreement.

(b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each Domino’s Party, each of the officers, directors and employees of each Domino’s Party, and each other person, if any, who controls such Domino’s Party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Domino’s Indemnified Party”), against any losses, liabilities, claims, damages and expenses whatsoever as incurred

(including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, (B) in any Blue Sky Application or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchaser Information; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any other Initial Purchaser’s Initial Purchaser Information or for any amount in excess of the aggregate discount applicable to the Offered Notes to be purchased by such Initial Purchaser under this Agreement.

The foregoing indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have, including but not limited to other liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced due to the forfeiture of substantive rights or defenses as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense, in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the reasonable out-of-pocket fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, in any of which events (i) through (iv) such fees and expenses shall be borne by the indemnifying parties (and the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent.

(d) In order to provide for contribution in circumstances in which the indemnification described in Section 8(a) through (c) is for any reason held to be unavailable (except for reasons set forth in the proviso to clause (a) or the last sentence of clause (c)) from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Domino’s Parties and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Domino’s Parties, any contribution received by the Domino’s Parties from persons, other than the Initial Purchasers, who may also be liable for contribution, including their directors, officers, employees and persons who control the Domino’s Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as incurred to which the Domino’s Parties and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Domino’s Parties and the Initial Purchasers from the offering and sale of the Offered Notes under this Agreement or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Domino’s Parties and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Domino’s Parties and the Initial Purchasers shall be deemed to be in the same proportion as the total proceeds from the offering and sale of the Offered Notes under this Agreement (net of discounts and commissions but before deducting expenses) received by the Domino’s Parties or their affiliates under this Agreement, on the one hand, and the discounts or commissions received by the Initial Purchasers under this Agreement, on the other hand, bear to the aggregate offering price to investors of the Offered Notes purchased under this Agreement, as set forth on the cover of the Final Offering Memorandum. The relative fault of each of the Domino’s Parties (on the one hand) and of the Initial Purchasers (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Domino’s Parties or their affiliates or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Domino’s Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(d), (i) no Initial Purchaser shall be required to contribute any amount in excess of the amount that it has committed to purchase under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), (A) each of the Initial Purchaser Indemnified Parties other than the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and (B) each director, officer or employee of the Domino’s Parties and each person, if any, who controls the Domino’s Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Domino’s Parties, subject in each case of (A) and (B) to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise. The obligations of the Initial Purchasers to contribute pursuant to this Section 8(d) are several in proportion to the respective aggregate principal amount of Offered Notes purchased by each of the Initial Purchasers under this Agreement and not joint. The obligations of the Domino’s Parties to contribute pursuant to this Section 8(d) shall be joint and several.

(e) The Initial Purchasers severally confirm and the Domino’s Parties acknowledge and agree that (i) the statements with respect to the offering of the Offered Notes by the Initial Purchasers set forth in the third to last paragraph (relating to overallotment, stabilization and similar activities) of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Final Offering Memorandum and (ii) the names of the Initial Purchasers set forth on the front and back cover page of the Preliminary Offering Memorandum and the Final Offering Memorandum constitute the only information concerning such Initial

Purchasers furnished in writing to the Domino’s Parties by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or in any Blue Sky Application or Marketing Materials (such statements in clause (i) and written information in clause (ii), the “Initial Purchaser Information”).

9. Consent. Each Initial Purchaser hereby agrees, in its capacity as holder of the Notes and as Initial Purchaser, to (i) the Ninth Supplement to the Amended and Restated Base Indenture, to be dated as of the Closing Date, to be entered into by and among the Co-Issuers and Citibank, N.A., as the Trustee and the securities intermediary thereunder, and (ii) the Omnibus Amendment and Reaffirmation Agreement, to be dated as of the Closing Date, to be entered into by and among the Securitization Entities, the Manager, the Trustee, Progressive Food Solutions LLC, Domino’s Pizza NS Co., Domino’s Pizza, Inc., Citibank, N.A., Midland Loan Services, a Division of PNC Bank, National Association, FTI Consulting, Inc., as back-up manager, and Barclays Capital Inc. (the supplement and amendments identified in clauses (i) and (ii) of this sentence being referred to herein collectively as the “Amendments” and each, as an “Amendment”), and in their respective capacities as Noteholders hereby (x) direct the Control Party, where such direction from the Noteholders is required, to consent to the Amendments and (y) waive notice of any Consent Request or Consent Recommendation that would otherwise be required pursuant to Section 11.4(c) of the Base Indenture in connection with the Amendments.

10. Defaulting Initial Purchasers.

(a) If, on the Closing Date, either Initial Purchaser defaults in its obligations to purchase the Offered Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchaser may in its discretion arrange for the purchase of such Offered Notes by the non-defaulting Initial Purchaser or other persons satisfactory to the Co-Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchaser does not arrange for the purchase of such Offered Notes, then the Co-Issuers shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Initial Purchaser to purchase such Offered Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchaser notifies the Co-Issuers that they have so arranged for the purchase of such Offered Notes, or the Co-Issuers notify the non-defaulting Initial Purchaser that they have so arranged for the purchase of such Offered Notes, either the non-defaulting Initial Purchaser or the Co-Issuers may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Co-Issuers or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Final Offering Memorandum or in any other document or arrangement, and the Co-Issuers agree to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Final Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Offered Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Notes of a defaulting Initial Purchaser by the non-defaulting Initial Purchaser and any persons procured by the Co-Issuers as provided in paragraph (a) above, the aggregate principal amount of such Offered Notes that remains unpurchased does not exceed one-eighth of the aggregate principal amount of all the Offered Notes, then the Co-Issuers shall have the right to require the non-defaulting Initial Purchaser to purchase the principal amount of Offered Notes that such Initial Purchaser agreed to purchase hereunder plus the principal amount of Offered Notes that the defaulting Initial Purchaser agreed to purchase hereunder for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Offered Notes of a defaulting Initial Purchaser by the non-defaulting Initial Purchaser and any persons procured by the Co-Issuers as provided in paragraph (a) above, the aggregate principal amount of such Offered Notes that remains unpurchased exceeds one-eighth of the aggregate principal amount of all the Offered Notes, or if the Co-Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Domino’s Parties, except that the Domino’s Parties will continue to be liable for the payment of expenses as set forth in Sections 6 and 13 except with respect to a defaulting Initial Purchaser and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Domino’s Parties or any non-defaulting Initial Purchaser for damages caused by its default.

11. Termination. Each Initial Purchaser shall have the right to terminate this Agreement (with respect to such Initial Purchaser only) at any time prior to the Closing Date, if, at or after the Applicable Time: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of such Initial Purchaser will in the immediate future materially disrupt, the market for the Co-Issuers’ securities or securities in general; or (ii) trading on the NYSE or NASDAQ shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of such Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Offered Notes, on the terms and in the manner contemplated by the Final Offering Memorandum; or (v) any of the events described in Sections 7(s), 7(t) or 7(u) shall have occurred or the Initial Purchasers shall decline to purchase the Offered Notes for any reason permitted under this Agreement. Any notice of termination pursuant to this Section 11 shall be in writing.

12. Non-Assignability. None of the Domino’s Parties may assign its rights and obligations under this Agreement. The Initial Purchasers may not assign their respective rights and obligations under this Agreement, except that each Initial Purchaser shall have the right to substitute any one of its affiliates as the purchaser of the Offered Notes that it has agreed to purchase hereunder (“Substituting Initial Purchaser”), by a written notice to the Co-Issuers, which notice shall be signed by both the Substituting Initial Purchaser and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in Section 3; provided that the Substituting Initial Purchaser shall remain liable for its obligations hereunder. Upon receipt of such notice, wherever the word “Initial Purchaser” is used in this Agreement (other than in this Section 12), such word shall be deemed to refer to such affiliate in lieu of the Substituting Initial Purchaser.

13. Reimbursement of Initial Purchasers’ Expenses. If (a) the Co-Issuers for any reason fail to tender the Offered Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Offered Notes for any reason permitted under this Agreement, the Co-Issuers, the Parent Companies, the Manager and the Guarantors shall jointly and severally reimburse the Initial Purchasers for all reasonable documented out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers and without double counting expenses paid pursuant to any section of this Agreement) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Offered Notes, and upon demand shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or both Initial Purchasers, the Co-Issuers shall not be obligated to reimburse any defaulting Initial Purchaser for any of its expenses.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Initial Purchasers, shall be delivered or sent by hand delivery, mail, overnight courier or e-mail to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York, 10019, Attention: SPO Syndicate (e-mail: ABSSyndicateTeam@barclays.com), with a copy to the General Counsel (e-mail: Steven.Glynn@barclays.com) and with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Michael Urschel (e-mail: michael.urschel@kirkland.com); and (ii) Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Attention: Structured Products Capital Markets (e-mail: Cory.Wishengrad@guggenheimpartners.com; spoissuerupdates@guggenheimpartners.com), with a copy to the General Counsel and with a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Michael Urschel (e-mail: michael.urschel@kirkland.com); and

(b) if to any of the Co-Issuers or the Guarantors, shall be delivered or sent by hand delivery, mail, overnight courier, with a copy by e-mail, to Domino’s Pizza, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 485, Ann Arbor, MI 48106, Attention: General Counsel (e-mail: generalcounsel@dominos.com), with a copy to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston MA 02199-3600, Attention: Patricia Lynch, Esq. (e-mail: patricia.lynch@ropesgray.com); and

15. if to any of the Parent Companies, or the Manager, shall be delivered or sent by hand delivery, mail, overnight courier, with a copy by e-mail, to Domino’s Pizza, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 485, Ann Arbor, MI 48106, Attention: General Counsel (e-mail: generalcounsel@dominos.com), with a copy to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston MA 02199-3600, Attention: Patricia Lynch, Esq. (e-mail: patricia.lynch@ropesgray.com).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Domino’s Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of Domino’s Parties contained in this Agreement shall also be deemed to be for the benefit of the Initial Purchaser Indemnified Parties and, in the case of Section 8(b) only, the Domino’s Indemnified Parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of any of the Domino’s Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the 1933 Act.

19. Governing Law. This Agreement and any claim, controversy, disagreement, action, proceeding or dispute arising under or related to this Agreement, including the scope or validity of this provision, shall be governed by and construed in accordance with the laws of the State of New York.

20. Submission to Jurisdiction and Venue. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 14 or at such other address of which such party shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 19 any special, exemplary, punitive or consequential damages.

Each of Domino’s Parties and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

21. Waiver of Jury Trial. The Co-Issuers, the Parent Companies, the Manager, the Guarantors and each of the Initial Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. No Fiduciary Duty. The Domino’s Parties acknowledge and agree that (a) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Domino’s Parties, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering, sale and the delivery of the Offered Notes and the process leading thereto, each Initial Purchaser and their respective representatives are and have been acting solely as a principal and is not the agent or fiduciary of any Domino’s Party, any of its respective subsidiaries or its respective stockholders, creditors, employees or any other party, (c) neither Initial Purchaser nor any of their respective representatives has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Domino’s Party with respect to the offering, sale and delivery of the Offered Notes or the process leading thereto (irrespective of whether such Initial Purchaser or its representative has advised or is currently advising the Domino’s Parties or any of their respective subsidiaries on other matters) and neither Initial Purchaser nor its respective representative has any obligation to the Domino’s Parties with respect to the offering of the Offered Notes except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates and representatives may be engaged in a broad range of transactions that involve interests that differ from those of the Domino’s Parties, (e) any duties and obligations that the Initial Purchasers may have to the Domino’s Parties shall be limited to those duties and obligations specifically stated herein, and (f) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered Notes and the Domino’s Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Domino’s Parties hereby waive any claims that they each may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Offered Notes.

23. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign)), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.

24. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

25. Severability. In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

26. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 25, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing correctly sets forth the agreement among the Domino’s Parties and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

DOMINO’S PIZZA MASTER ISSUER LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S PIZZA DISTRIBUTION LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S PROGRESSIVE FOODS DISTRIBUTION LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S IP HOLDER LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

[Signature Page to Purchase Agreement]

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S SPV GUARANTOR LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S PIZZA FRANCHISING LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S PIZZA INTERNATIONAL FRANCHISING INC.

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S EQ LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

[Signature Page to Purchase Agreement]

DOMINO’S PIZZA CANADIAN DISTRIBUTION ULC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S RE LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S PIZZA LLC

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S PIZZA, INC.

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

DOMINO’S, INC.

By:	/s/ Jessica Parrish
Name: Jessica Parrish
Title: Vice President, Chief Accounting Officer and Treasurer

[Signature Page to Purchase Agreement]

Accepted:

BARCLAYS CAPITAL INC., as an Initial Purchaser

By	/s/ Daniel Stawiarski
Name: Daniel Stawiarski
Title: Managing Director

[Signature Page to Purchase Agreement]

Accepted:

GUGGENHEIM SECURITIES, LLC, as an Initial Purchaser

By	/s/ Cory Wishengrad
Name: Cory Wishengrad
Title: Senior Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Series 2025-1 Class A-2-I Notes to be Purchased
Barclays Capital Inc.	$416,666,667.00
Guggenheim Securities, LLC	$83,333,333.00
Total	$500,000,000.00

Initial Purchasers	Principal Amount of Series 2025-1 Class A-2-II Notes to be Purchased
Barclays Capital Inc.	$416,666,667.00
Guggenheim Securities, LLC	$83,333,333.00
Total	$500,000,000.00

SCHEDULE II

PRICING TERM SHEET

DOMINO’S PIZZA MASTER ISSUER LLC

DOMINO’S PIZZA DISTRIBUTION LLC

DOMINO’S PROGRESSIVE FOODS DISTRIBUTION LLC

DOMINO’S IP HOLDER LLC

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.

Pricing Supplement dated August 12, 2025

to the Preliminary Offering Memorandum dated August 6, 2025

$500,000,000 SERIES 2025-1 4.930% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-I

$500,000,000 SERIES 2025-1 5.217% FIXED RATE SENIOR SECURED NOTES, CLASS A-2-II

Gross Proceeds to the Co-Issuers:

Class A-2-I	$500,000,000

Class A-2-II	$500,000,000

Price to Investors:

Class A-2-I	100.0%

Class A-2-II	100.0%

Interest/Coupon Rate:

Class A-2-I	4.930% per annum

Class A-2-II	5.217% per annum

Ratings (S&P):	“BBB+”

Trade Date:	August 12, 2025

Closing Date:	September 5, 2025 (T+17)

Initial Purchasers:	Barclays Capital Inc. and Guggenheim Securities, LLC

Anticipated Repayment Date:

Class A-2-I	Quarterly Payment Date occurring in July 2030

Class A-2-II	Quarterly Payment Date occurring in July 2032

Series 2025-1 Legal Final Maturity Date:	Quarterly Payment Date occurring in July 2055

First Quarterly Payment Date:	October 27, 2025

Quarterly Collection Period:	Each period of 12 or 16 (or 17) weeks corresponding to the three 12-week and one 16-week (or 17-week) quarters used by the Securitization Entities in connection with their 52 or 53 week fiscal year.

Interest Period:	For purposes of the first Quarterly Payment Date, the Interest Period for the Offered Notes will be the period from and including the Closing Date to but excluding October 25, 2025, which, for the avoidance of doubt, will be 50 days as calculated on a “30/360” basis.

Series 2025-1 Quarterly Post-ARD Contingent Interest:	A per annum rate equal to the rate determined by the Servicer to be the greater of (a) 5% per annum and (b) a per annum rate equal to the amount, if any, by which (i) the sum of the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2025-1 Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years, plus 5%, plus (A) with respect to the Series 2025-1 Class A-2-I Notes, 1.15% and (B) with respect to the Series 2025-1 Class A-2-II Notes, 1.25% exceeds (ii) such Tranche’s Series 2025-1 Class A-2 Note Rate.

Rule 144A CUSIP/ISIN Numbers:
Class A-2-I	25755T AQ3 / US25755TAQ31
Class A-2-II	25755T AR1 / US25755TAR14

Reg S CUSIP/ISIN Numbers:

Class A-2-I	U2583E AQ0 / USU2583EAQ09
Class A-2-II	U2583E AR8 / USU2583EAR81

Distribution:	Rule 144A and Reg S Compliant

This communication is intended for the sole use of the person to whom it is provided by the sender. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III

A.	Additional Materials provided to Investors in connection with the Preliminary Offering Memorandum:

•	DPZ Investor Presentation_v(8.4.2025)_vFF.pdf

•	DPZ Investor Presentation_v(8.5.2025).pdf

•	DPZ Investor Presentation_v(8.8.2025).pdf

•	Dominos 25-1 YT.sss

•	DPABS 2025-1 Stratifications.xlsx

•	DPZ 2025-1 - Investor Request - Summary of the Offering.pdf

•	Dominos 2025-1 Zero Growth Case_Report 1.2Bn.xlsx

•	Dominos 2025-1 AUV Post-ARD BE_Report.xlsx

•	Dominos 2025-1 AUV Prin BE_Report.xlsx

•	Dominos 2025-1 Day 1 Revenue Post-ARD BE_Report.xlsx

•	Dominos 2025-1 Day 1 Revenue Principal BE_Report.xlsx

•	Dominos 2025-1 Store Post-ARD BE_Report.xlsx

•	Dominos 2025-1 Store Prin BE_Report.xlsx

•	Dominos 2025-1 Zero Growth Case_Report.xlsx

•	Dominos 2025-1 - AIG Stress Scenario Results.xlsx

•	Dominos 2025-1 AIG 1 - Day 1 Haircut Prin BE_Report.xlsx

•	Dominos 2025-1 AIG 2 - Day 1 Haircut Post ARD Int BE _Report.xlsx

•	Dominos 2025-1 AIG 3 - Yr 5 Haircut Prin BE_Report.xlsx

•	Dominos 2025-1 AIG 3 - Yr 7 Haircut Prin BE_Report.xlsx

•	Dominos 2025-1 AIG 4 - Yr 5 Haircut Post ARD Int BE _Report.xlsx

•	Dominos 2025-1 AIG 4 - Yr 7 Haircut Post ARD Int BE _Report.xlsx

•	Dominos 2025-1 AIG 5 - 1.80x DSCR_Report.xlsx

•	Dominos 2025-1 AIG 6 - 1.25x DSCR_Report.xlsx

•	Dominos 2025-1 AIG 7 - 25% Sales Drop Year 2_Report.xlsx

•	Dominos 2025-1 AIG 8 - Life (YoY) Sales Decline_Report.xlsx

•	Dominos 2025-1 AIG 9 - 5 Yr (YoY) Sales Decline_Report.xlsx

•	Dominos 2025-1 AIG 10 - Day 1 Haircut Prin BE Closure_Report.xlsx

•	Dominos 2025-1 AIG 11 - Double Management Fee_Report.xlsx

Exhibit 1

Investor Presentation